UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2007

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane
Westmont, Illinois 60559

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SIRVA, Inc. Senior Executive Severance Plan. On September 12, 2007, the Board of Directors (the “Board”) of SIRVA, Inc. (“SIRVA”) approved the SIRVA, Inc. Senior Executive Severance Plan (the “Plan”). The Plan is designed to protect certain executive officers, officers and key employees of the Company and its subsidiaries against an involuntary loss of employment, so as to attract and retain the services of such individuals upon whose judgment, interest and special effort the successful conduct of the operations of SIRVA and its subsidiaries is largely dependent. The description of the Plan and the related form of award letter below is qualified in its entirety by reference to the actual terms of the Plan and the related award letter, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

The Plan is administered by the Compensation Committee of the Board (the “Compensation Committee”). The Plan is open to SIRVA’s Chief Executive Officer, SIRVA’s executive officers who report directly to SIRVA’s Chief Executive Officer, and any other executive officer, officer or key employee of the Company or its subsidiaries so selected by the Compensation Committee. Although the Plan became effective as of September 12, 2007, there currently are no participants in the Plan. An eligible individual will only become a participant (each, a “Participant”) in the Plan upon his or her execution of an award letter with the Company. In general, once an individual becomes a Participant in the Plan, the Plan will replace the Participant’s pre-existing agreements (if any) for employment or change of control benefits, but will not supersede any confidentiality, proprietary rights and non-solicitation agreement between SIRVA and the Participant. The Plan also supersedes any other agreements, plans, programs or arrangements providing severance benefits to a Participant from SIRVA.

Under the Plan, if a Participant’s employment with SIRVA is terminated by SIRVA without “cause” (as defined in the Plan) prior to a “change of control” (as defined in the Plan), the Participant, other than SIRVA’s Chief Executive Officer, would generally be entitled to receive 100% of his or her then current base salary. SIRVA’s Chief Executive Officer would be entitled to receive a negotiated percentage of his or her then current base salary.

In addition, if a Participant’s employment is terminated by SIRVA without cause or by the Participant for “good reason” (as defined in the Plan) within the 24-month period immediately following a change of control, such Participant, other than SIRVA’s Chief Executive Officer, would generally be entitled to receive 100% of his or her then current base salary. SIRVA’s Chief Executive Officer would be entitled to receive a negotiated percentage of his or her then current base salary.

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In either case described above, a Participant would also generally be entitled to receive his or her full base salary through the termination date, a pro-rata incentive bonus for the year that includes his or her termination (determined and paid at the discretion of the Compensation Committee), any vested amounts under any applicable employee benefit plans and programs, and continued benefit and indemnification coverage.

Under the Plan, a Participant will not be entitled to any severance benefits if his or her employment terminates due to his or her death, disability or retirement, if he or she is terminated for cause or upon a “transfer of business” (as defined in the Plan), upon a voluntary resignation or if he or she terminates his or her employment for good reason before a change of control or outside of the 24-month period immediately following a change of control.

Generally, severance benefits begin as soon as reasonably practicable after the Participant’s eligible termination of employment, and are paid bi-weekly over one year (or a negotiated period for SIRVA’s Chief Executive Officer). However, no Participant will receive any benefits under the Plan that exceed his or her “golden parachute” safe harbor amount, as determined under Section 280G of the Internal Revenue Code of 1986, as amended. Additionally, if the Participant’s severance benefits would be subject to certain deferred compensation rules and potentially subject to certain penalties if paid as described above, such benefits would only be paid on the earliest date on which such rules permit such payment or commencement without penalties. In the event payment is deferred, such deferred payments would be paid in a single lump sum on such earliest payment or commencement date, together with interest.

Any severance benefits a Participant may become eligible for under the Plan are conditioned upon his or her execution and delivery of a valid and unrevoked general release and separation agreement, and his or her cooperation with SIRVA for three years (or longer if required) after termination of employment on an “as needed” basis. In addition, if a Participant becomes entitled to benefits under the Plan that continue for longer than the period by which the Participant is bound by the non-competition and non-solicitation provisions contained in any confidentiality, proprietary rights and non-solicitation agreement, the period by which the Participant is bound by such provisions will be extended to match the period the Participant is to receive benefits under the Plan.

If a Participant fails to cooperate with SIRVA or he or she breaches any restrictive covenants to which he or she is then bound, the Participant would forfeit any future benefits to be provided under the Plan, and be required to repay any and all severance benefits received under the Plan.

Generally, the Plan may be amended or terminated by the Board. However, any amendment or termination that adversely affects a Participant shall not be given any effect until the expiration of one year from the date that he or she is given written notice of the amendment or termination (unless a change of control occurs during such one-year period, in which case such amendment or termination will be void). From and after a change of control, the Plan may not be amended or terminated in a manner that adversely affects a Participant. In addition, the Compensation Committee may terminate a Participant’s participation in the Plan at any time. However, such termination will not take effect until the expiration of one year from the date that he or she is given notice thereof, and his or her participation may not be terminated after a change of control.

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Retention Awards. On September 12, 2007, the Compensation Committee also approved individual retention awards to Timothy P. Callahan, Senior Vice President, Global Sales and Michael B. McMahon, President, Global Relocation Services. The awards are designed to reward these executives, who the Board has determined are critical to SIRVA, for remaining with SIRVA and fulfilling their responsibilities through the date of the award. On September 14, 2007, Mr. Callahan received a retention award of $50,000 and Mr. McMahon received a retention award of $140,000.

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits

10.1	SIRVA, Inc. Senior Executive Severance Plan
10.2	Form of Award Letter for SIRVA, Inc. Senior Executive Severance Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: September 18, 2007

	By:	/s/ Eryk J. Spytek
	Name:	Eryk J. Spytek
	Title:	Senior Vice President, General Counsel & Secretary

Exhibit Index

Exhibit	Description

10.1	SIRVA, Inc. Senior Executive Severance Plan
10.2	Form of Award Letter for SIRVA, Inc. Senior Executive Severance Plan